EXHIBIT 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-                    ) pertaining to the 2006 Equity Incentive Plan of Synchronoss Technologies, Inc. and to the incorporation by reference therein of our report dated February 17, 2006 with respect to the financial statements and schedule of Synchronoss Technologies, Inc. for the year ended December 31, 2005, included in its Registration Statement (Form S-1 No. 333-132080) filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP
MetroPark, NJ
July 25, 2006